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                                                               Exhibit 4.35

                               SECURITY AGREEMENT

        THIS SECURITY AGREEMENT ("Agreement") made as of May 26, 1994, by and between NATIONAL BANK OF ALASKA, a National Banking Association, whose address is P. O. Box 100600, Anchorage, Alaska 99510, ("Bank"), and TESORO ALASKA PETROLEUM COMPANY, a Delaware corporation, whose address is 8700 Tesoro Drive, San Antonio, Texas 78217 (the "Debtor").

        THE PARTIES AGREE AS FOLLOWS:

        1.  DEFINITIONS.  As used in this Agreement:

                a.  A "Default" means an Event of Default described in Section
        7.1 of the Loan Agreement;

                b. The "equipment" means goods which are used or bought for use primarily in business, including all parts, equipment, machinery and furniture, and all accessions and additions thereto;

                c. The "Loan Agreement" means that loan agreement between the Bank, the Debtor, and the Guarantor as amended from time to time of even date;

                d. A "Security Interest" means an interest in personal property which secures payment or performance of an obligation;

                e. Terms defined in the Loan Agreement are used herein with the same meanings.

        2. OBLIGATION. The obligation ("Obligation(s)") of the Debtor consists of: the Note executed and delivered by the Debtor to the Bank, in the principal amount of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000) and all conversions, renewals and extensions thereof, and all other obligations of Debtor under the Loan Documents now owed or hereafter owing, including the Banks's expenses arising hereunder.

        3. COLLATERAL; HYPOTHECATION; GRANT OF SECURITY INTEREST. In consideration of the financial accommodations by the Bank to the Debtor and to secure full payment and performance by the Debtor including but not limited to the Obligations and duties set forth herein, the Debtor hereby pledges, hypothecates, assigns and grants a continuing lien and security interest to the Bank in the following as collateral ("Collateral"):

                 All of Debtor's present and after-acquired interests in equipment, fixtures, and licenses for the Refinery (to the extent allowed by





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                 law), together with all proceeds, including, without
                 limitation, proceeds of insurance policies and substitutions, additions, and replacements for all of such properties, renewals, and extensions thereof, wherever located. The real estate to which the Collateral is related is described in Exhibit A hereto.


        4. TITLE AND TYPE OF COLLATERAL. The Debtor warrants that it is the owner of the Collateral free from any adverse lien, security interest or encumbrance, except for the security interests naming Bank as the secured party or permitted under the Loan Agreement. The Debtor will defend the Collateral against any claims and demands of all persons at any time claiming same or any interest therein. The Collateral is used or bought for use primarily for business purposes and it shall be kept in the State of Alaska. The Collateral is not and shall not be used for personal, family, household, or farming uses. The Debtor will not remove the Collateral from the State of Alaska without the Bank's prior written consent. In the event of any such move, the Bank's security interest shall remain a perfected lien of first priority.

        5. NO OTHER NAMES. The Debtor has not conducted business under any name except the name in which it has executed this Agreement and Tesoro-Alaskan Petroleum Corporation. The Debtor will not change its name or principal place of business without the written consent of the Bank. In the event of any such change, the Bank's lien on the collateral shall continue as a perfected lien of first priority.

        6. RECORDS AND REPORTS. The Debtor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Bank such reports relating to the Collateral as the Bank may from time to time request.

        7. INSURANCE AND RISK OF LOSS. The risk of loss of the Collateral shall be on the Debtor, who will have and maintain insurance for the benefit of the Bank, as its interest may appear, as loss payee and as additional insured, at all times with respect to such Collateral and against such risk, and in such companies and in such amounts as may be satisfactory to the Bank, all as set forth in Section 5.9 of the Loan Agreement which is incorporated herein by reference. Upon ten (10) days' written notice from the Bank, the Debtor shall deliver to the Bank certificates or other evidence satisfactory to the Bank of compliance with the foregoing insurance provisions and pay for the costs of all such insurance. The Debtor hereby assigns to the Bank all right to receive proceeds of all insurance and after an Event of Default or Incipient Event of Default adjust and settle all losses thereunder and directs any



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insurer to pay all such proceeds directly to the Bank and authorizes the Bank to endorse any draft for such proceeds. If no Event of Default or Incipient Event of Default exists under the Loan Agreement, the Debtor may use insurance proceeds to repair, reconstruct, or restore the Collateral

        8. POSSESSION AND USE. Until the occurrence and continuance of a Default, the Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement or any policy of insurance thereon or any law of the State of Alaska or the United States of America. The Debtor shall keep the Collateral in good order and repair and will not waste or destroy it or any part thereof. The Bank, its representatives and agents, may examine and inspect the Collateral at any time wherever located, to examine and make copies of the Debtor's records relating thereto, to discuss with and to be advised by, the Debtor's officers and employees, the Collateral, and the Debtor's records with respect thereto, all at such reasonable times and intervals as the Bank may determine, all at the Debtor's expense.

        9. TAXES AND ENCUMBRANCES. The Debtor will pay before delinquent all taxes, assessments, liens or encumbrances, governmental or private, levied upon the Collateral or for its use or operations or under this Agreement, unless the same are being contested in good faith. So long as any part of the Obligations are outstanding, the Debtor will not, without the Bank's prior written consent,
(a) permit any liens or security interest (other than the liens arising under or permitted by this Agreement or any other liens permitted in the Loan Agreement) to attach to any of the Collateral; (b) permit any of the Collateral to be levied upon under any legal process; (c) permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement; or (d) permit the Collateral to be a fixture except to the Refinery, or to become an accession to other goods except goods covered by this Agreement.

        10. FILING. The Debtor warrants that no financing statement covering any Collateral or any proceeds thereof is on file with any public office, except for financing statements related to liens permitted by the Loan Agreement, and agrees, at its expense, to join with the Bank in executing a financing statement, notice, affidavit, or similar instrument in form satisfactory to the Bank, and such other instruments, as the Bank may from time to time request; and further agrees to pay the cost of filing the same in any public office deemed advisable by the Bank. A copy of this Agreement may be filed in lieu of a financing statement. The Bank hereby agrees to execute a termination statement upon the payment in full of the Obligations.

        11. DEFAULT. Upon the occurrence, and during the continuance of a Default, the Bank may, in addition to any other



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rights and remedies which it may have, immediately and without demand, exercise any and all of the rights and remedies granted to a secured party upon default under the Uniform Commercial Code.

        The Bank may require the Debtor to assemble its Collateral and make it available to the Bank at the Refinery. The Debtor shall pay to the Bank, upon demand, any and all costs and expenses, including legal expenses and reasonable attorneys' fees incurred or paid by the Bank in protecting or enforcing liabilities and the Bank's rights hereunder, including the Bank's right to take possession of the Collateral and to hold, prepare for sale, sell and dispose of such Collateral. Any notice of sale, disposition, or other intended action by the Bank sent to the Debtor at the address specified in the preamble, or such other address of the Debtor as may from time to time be shown on the Bank's records and received by the Debtor, at least ten (10) days prior to such action, shall constitute reasonable notice to the Debtor.

        12. WAIVERS, AMENDMENTS AND REMEDIES. No delay or omission of the Bank to exercise any right or remedy granted under this Agreement or under applicable law shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Bank, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Bank until the Obligations have been paid in full.
In the event of any conflict between this Agreement and the Loan Agreement, the provisions of the Loan Agreement shall apply.

        13. BANK'S PERFORMANCE OF DEBTOR'S OBLIGATIONS. Upon Default, or at any time the Debtor fails to perform as required hereunder or under any other of the Loan Documents, without having any obligation to do so, the Bank, upon three (3) Business Days notice, may perform or pay any obligation which the Debtor has agreed to perform or pay in this Agreement and the Debtor shall reimburse the Bank for any amounts paid by the Bank, with interest at the Default Rate, pursuant to this Section. The Debtor's obligation to reimburse the Bank pursuant to the preceding sentence shall be an Obligation payable on demand.

        14. AUTHORIZATION FOR BANK TO TAKE CERTAIN ACTION. The Debtor irrevocably authorizes after an Event of Default or Incipient Event of Default the Bank at any time and from time to time in the Bank's sole discretion and appoints the Bank as its attorney in fact to act on behalf of the Debtor: (i) to execute on





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behalf of the Debtor as debtor and to file financing statements necessary or desirable in the Bank's sole discretion to perfect and to maintain the perfection and priority of the Bank's security interest in the Collateral; and (ii) to apply the proceeds of any Collateral received by the Bank to the Obligations.

        15. HEADINGS. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

        16. TERM. This Agreement and the lien arising hereunder (i) shall become effective as of the date hereof upon the execution hereof, and (ii) shall continue in force for so long as any Obligations, or commitment to extend any Obligations, remain outstanding.

        17. INDEMNITY. The Debtor hereby agrees to assume liability for, and does hereby agree to indemnify and keep harmless the Bank, its successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature, imposed on, incurred by or asserted against Bank, or its successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, any transactions contemplated by this Agreement including, without limitation, the realization and sale of the Collateral.

        18. WAIVERS. The Debtor waives, to the extent permitted by applicable law: (i) any right to require the Bank to proceed against any other person, to exhaust its rights in any other Collateral, or to pursue any other right which either the Bank may have, (ii) except to the extent expressly otherwise provided herein or in the Loan Agreement, with respect to the Obligations, presentment and demand for payment, protest, notice of protest and non-payment, and notice of the intention to accelerate, and (iii) all rights of marshalling in respect of any and all of the Collateral.

        19. DEFICIENCY. The Debtor shall be liable to pay any deficiency resulting from disposition of the Collateral by the Bank upon Default.
However, the Bank may pursue collection of the outstanding indebtedness without initially seeking satisfaction from the Collateral.

        20. CHOICE OF LAW. The parties hereby agree and designate the laws of the State of Alaska as the applicable law for construction of the validity, terms or performance of this Agreement.

        21. SEVERABILITY. The provisions of this Agreement are severable, and if a provision is held invalid or unenforceable by





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a court of competent jurisdiction, such invalidation or unenforceability shall not affect or impair any of the remaining provisions.

        22. SUCCESSORS AND ASSIGNS. All of the rights of the Bank hereunder shall inure to the benefit of its successors and assigns; and all obligations of the Debtor shall bind its successors and assigns.


                                    TESORO ALASKA PETROLEUM COMPANY




                                    By: /s/ WILLIAM T. VAN KLEEF
                                       ---------------------------------
                                       William T. Van Kleef
                                       Its: Vice President and Treasurer



                                    NATIONAL BANK OF ALASKA



                                    By: /s/ JAMES L. CLOUD
                                       ---------------------------------
                                       James L. Cloud
                                       Its: Vice President





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